Exhibit 2.2

EXECUTION COPY

TENDER AND VOTING AGREEMENT

This TENDER AND VOTING AGREEMENT, dated as of July 11, 2011 (this “Agreement”), is among NCR Corporation, a Maryland corporation (“Buyer”), Ranger Acquisition Corporation, a Georgia corporation and a wholly-owned subsidiary of Buyer (“Merger Sub”) and the persons listed on Schedule I hereto (collectively, the “Company Shareholders”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

WHEREAS, as of the date hereof, each Company Shareholder is the record or “beneficial holder” (as defined under Rule 13d-3 under the Exchange Act) of the number of shares of common stock, no par value (the “Company Common Stock”), of Radiant Systems, Inc., a Georgia corporation (the “Company”), set forth opposite such Company Shareholder’s name under the heading “Common Stock” on Schedule I hereto (the “Existing Shares”) (the Existing Shares, together with any shares of Company Common Stock or any other class of equity securities of the Company acquired by a Company Shareholder after the date hereof, the “Subject Shares”); provided that Company Options owned or beneficially owned by such Company Shareholder as of or after the date hereof (“Subject Options”) shall not be considered “Subject Shares” prior to their exercise, and all shares of Company Common Stock issued upon exercise of Subject Options shall be considered “Subject Shares”);

WHEREAS, concurrently with the execution and delivery of this Agreement, Buyer, Merger Sub and the Company, are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the “Merger Agreement”; capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Merger Agreement), pursuant to which, among other things, (a) Merger Sub will commence a tender offer to purchase all of the outstanding shares of Company Common Stock (such offer as it may be amended from time to time as permitted by the Merger Agreement, the “Offer”), and (b) following the consummation of the Offer, Merger Sub will be merged with and into the Company (the “Merger”), with the Company being the surviving corporation, all upon the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, as a condition to their willingness to enter into and perform its obligations under the Merger Agreement, Buyer and Merger Sub have requested that each Company Shareholder enter into this Agreement, and each Company Shareholder has agreed to do so in order to induce Buyer and Merger Sub to commence the Offer and enter into the Merger Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

AGREEMENT TO TENDER AND VOTE; IRREVOCABLE PROXY

Section 1.1 Agreement to Tender.

(a) Each Company Shareholder agrees that as promptly as practicable after the commencement of the Offer, and in any event no later than the tenth (10th) Business Day following the commencement of the Offer, such Company Shareholder shall tender in the Offer all of the Subject Shares owned by such Company Shareholder as of the date of such tender (with respect to each Company Shareholder his, her or its “Tender Date”), free and clear of all of all claims, liens, encumbrances and security interests of any nature whatsoever that would prevent such Company Shareholder from tendering his shares in accordance with this Agreement or otherwise complying with his obligations under this Agreement. If any Company Shareholder acquires any Subject Shares after such Company Shareholder’s Tender Date (including during any subsequent offering period, if any), such Company Shareholder shall tender into the Offer such Subject Shares within three Business Days following the date that such Company Shareholder shall acquire such Subject Shares.

(b) Each Company Shareholder agrees that once the Subject Shares are tendered into the Offer, such Company Shareholder shall not withdraw the tender of such Subject Shares unless the Offer shall have been terminated or shall have expired, in each case, in accordance with the terms of the Merger Agreement, or the Merger Agreement has been terminated in accordance with its terms.

Section 1.2 Agreement to Vote.

(a) From the date hereof until the termination of this Agreement in accordance with Section 5.1, except to the extent waived in writing by Buyer in its sole and absolute discretion, at any special or annual meeting of the shareholders of the Company, however called, or at any adjournment thereof, or in connection with any written consent of the shareholders of the Company or in any other circumstances upon which a vote, consent or other approval of all or some of the shareholders of the Company is sought, each Company Shareholder shall vote (or cause to be voted) all of such Company Shareholder’s Subject Shares (to the extent the Subject Shares are not purchased in the Offer) and any other shares of capital stock of the Company owned, beneficially or of record, by such Company Shareholder during the term of this Agreement that are entitled to vote at such meeting or in such written consent (collectively, the “Voting Shares”): (a) in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby, including but not limited to, the Merger; and (b) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (i) any Acquisition Proposal; and (ii) any other action, transaction or proposal involving the Company or any of its Subsidiaries that is intended or would reasonably be expected to result in any other conditions set forth in Article VIII of or Exhibit A to the Merger Agreement not being fulfilled or satisfied on or prior to the date of the Offer Closing or the Expiration Date.

(b) In the event that a meeting of the shareholders of the Company is held, each Company Shareholder shall, or shall cause the holder of record of its Voting Shares on any applicable record date to, appear at such meeting or otherwise cause its Voting Shares to be counted as present thereat for purposes of establishing a quorum.

(c) Each Company Shareholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 1.2.

(d) EACH COMPANY SHAREHOLDER HEREBY IRREVOCABLY GRANTS TO AND APPOINTS BUYER AND ANY DESIGNEE OF BUYER AND EACH OF BUYER’S OFFICERS, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF BUYER, AND EACH OF THEM INDIVIDUALLY, SUCH COMPANY SHAREHOLDER’S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION), FOR AND IN THE NAME, PLACE AND STEAD OF SUCH COMPANY SHAREHOLDER, TO REPRESENT, VOTE AND OTHERWISE ACT (BY VOTING AT ANY MEETING OF SHAREHOLDERS OF THE COMPANY, BY WRITTEN CONSENT IN LIEU THEREOF OR OTHERWISE) WITH RESPECT TO THE VOTING SHARES OWNED OR HELD BY SUCH COMPANY SHAREHOLDER REGARDING THE MATTERS REFERRED TO IN SECTION 1.2(a) HEREOF UNTIL THE TERMINATION OF THIS AGREEMENT, TO THE SAME EXTENT AND WITH THE SAME EFFECT AS SUCH COMPANY SHAREHOLDER MIGHT OR COULD DO UNDER APPLICABLE LAW, RULES AND REGULATIONS. THE PROXY GRANTED PURSUANT TO THIS SECTION 1.2(d) IS COUPLED WITH AN INTEREST AND

SHALL BE IRREVOCABLE. EACH COMPANY SHAREHOLDER WILL TAKE SUCH FURTHER ACTION AND WILL EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY. EACH COMPANY SHAREHOLDER HEREBY REVOKES ANY AND ALL PREVIOUS PROXIES OR POWERS OF ATTORNEY GRANTED WITH RESPECT TO ANY OF THE VOTING SHARES THAT MAY HAVE HERETOFORE BEEN APPOINTED OR GRANTED WITH RESPECT TO THE MATTERS REFERRED TO IN SECTION 1.2(a) HEREOF, AND NO SUBSEQUENT PROXY (WHETHER REVOCABLE OR IRREVOCABLE) OR POWER OF ATTORNEY SHALL BE GIVEN BY SUCH COMPANY SHAREHOLDER, EXCEPT AS REQUIRED BY ANY LETTER OF TRANSMITTAL IN CONNECTION WITH THE OFFER. THE PARTIES ACKNOWLEDGE AND AGREE THAT NEITHER BUYER, NOR ANY OF ITS SUCCESSORS, ASSIGNS, AFFILIATES, SUBSIDIARIES, EMPLOYEES, OFFICERS, DIRECTORS, SHAREHOLDERS, AGENTS OR OTHER REPRESENTATIVES, SHALL INCUR ANY LIABILITY TO ANY SHAREHOLDER IN CONNECTION WITH OR AS A RESULT OF ANY EXERCISE OF THE PROXY GRANTED TO BUYER PURSUANT TO THIS
SECTION 1.2(d), OTHER THAN FOR A BREACH OF THIS SECTION 1.2(d). NOTWITHSTANDING THE FOREGOING, THIS PROXY SHALL TERMINATE UPON TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF EACH COMPANY SHAREHOLDER

Each Company Shareholder hereby severally, and not jointly, represents and warrants to Buyer and Merger Sub (as to such Company Shareholder) as follows:

Section 2.1 Authority. Such Company Shareholder has all necessary legal capacity, power, and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. Such Company Shareholder has duly executed and delivered this Agreement. Assuming the due authorization, execution, and delivery of this Agreement by Buyer, Merger Sub and each other Company Shareholder, this Agreement constitutes a legal, valid, and binding obligation of such Company Shareholder, enforceable against such Company Shareholder in accordance with its terms.

Section 2.2 Ownership of Subject Shares; Total Shares. Such Company Shareholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of, and has good title to, the Existing Shares listed beside such Company Shareholder’s name on Schedule I attached hereto, free and clear of all claims, liens, encumbrances and security interests of any nature whatsoever (including any restriction on the right to vote or otherwise transfer such Existing Shares), except as set forth on Schedule I attached hereto, in the Company’s definitive proxy statement dated April 28, 2011 (the “Proxy Statement”) or provided hereunder or pursuant to any applicable restrictions on transfer under the Securities Act. As of the date hereof, such Company Shareholder does not own, beneficially or otherwise, any Company Common Stock, Company Options or other securities of the Company other than as set forth opposite such Company Shareholder’s name in Schedule I hereto.

Section 2.3 Voting Power. Such Company Shareholder has sole voting power (and has not appointed or granted a proxy for such voting power) and sole power to issue instructions with respect to the matters set forth in this Agreement, sole power of disposition, sole power of conversion, sole power to demand appraisal rights, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Company Shareholder’s Voting Shares, with no limitations, qualifications, or restrictions on such rights, subject only to applicable securities laws and the terms of this Agreement.

Section 2.4 Consents and Approvals; No Violation. (i) Except as may be set forth in the Merger Agreement and the Disclosure Letter issued by the Company in connection therewith (including, without limitation, filings as may be required under applicable securities laws) and any filing required under Section 13 or 16 under the Exchange Act, no filing with, and no permit, authorization, consent, or approval of, any Governmental Authority is necessary for the execution of this Agreement by such Company Shareholder and the consummation by such Company Shareholder of the transactions contemplated by this Agreement, and (ii) none of the execution and delivery of this Agreement by such Company Shareholder, the consummation by such Company Shareholder of the transactions contemplated by this Agreement or compliance by such Company Shareholder with any of the provisions of this Agreement shall (A) conflict with or result in any breach of the organizational documents, if applicable, of such Company Shareholder, (B) result in a material violation or material breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to any third party right of termination, cancellation, amendment, or acceleration) under any of the terms, conditions, or provisions of any material note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement, or other instrument or obligation of any kind to which such Company Shareholder is a party, or (C) subject to compliance with filing requirements as may be required under applicable securities laws, violate any order, writ, injunction, decree, judgment, statute, rule, or regulation applicable to such Company Shareholder, except in each case under clauses (A), (B) and (C), where the absence of filing or authorization, conflict, violation, breach, or default would not materially impair or adversely affect the ability of such Company Shareholder to perform such Company Shareholder’s obligations hereunder.

Section 2.5 No Finder’s Fees. Except as contemplated by the Merger Agreement, no broker, investment banker, financial advisor, or other person is entitled to any broker’s, finder’s, financial advisor’s, or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Company Shareholder in such Company Shareholder’s individual capacity.

Section 2.6 Acknowledgement. Such Company Shareholder understands and acknowledges that each of Buyer and Merger Sub is entering into the Merger Agreement in reliance upon such Company Shareholder’s execution, delivery and performance of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Buyer and Merger Sub hereby represent and warrant to the Company Shareholders as follows:

Section 3.1 Organization. Each of Buyer and Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

Section 3.2 Corporate Authorization; Validity of Agreement; Necessary Action. Buyer and Merger Sub have the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Buyer and Merger Sub and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Buyer and Merger Sub, and, assuming the due authorization, execution and delivery thereof by the Company and each of the Company Shareholders, this Agreement constitutes a valid and legally binding agreement of Buyer and Merger Sub enforceable against each of them in accordance with its terms.

Section 3.3 Consents and Approvals; No Violation. (i) Except as may be set forth in the Merger Agreement (including, without limitation, filings as may be required under applicable securities laws) and any filing required under Section 13 or 16 under the Exchange Act, no filing with, and no permit, authorization, consent, or approval of, any Governmental Authority is necessary for the execution of this Agreement by each of Buyer and Merger Sub and the consummation by each of Buyer and Merger Sub of the transactions contemplated by this Agreement, and (ii) none of the execution and delivery of this Agreement by each of Buyer and Merger Sub, the consummation by each of Buyer and Merger Sub of the transactions contemplated by this Agreement or compliance by each of Buyer and Merger Sub with any of the provisions of this Agreement shall (A) conflict with or result in any breach of the organizational documents Buyer or Merger Sub, (B) result in a material violation or material breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to any third party right of termination, cancellation, amendment, or acceleration) under any of the terms, conditions, or provisions of any material note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement, or other instrument or obligation of any kind to which Buyer or Merger Sub is a party, or (C) subject to compliance with filing requirements as may be required under applicable securities laws, violate any order, writ, injunction, decree, judgment, statute, rule, or regulation applicable to Buyer or Merger Sub, except in each case under clauses (A), (B) or (C), where the absence of filing or authorization, conflict, violation, breach, or default would not materially impair or adversely effect the ability of each of Buyer and Merger Sub to perform its obligations hereunder.

ARTICLE IV

COVENANTS OF EACH COMPANY SHAREHOLDER

Each Company Shareholder severally covenants and agrees as follows:

Section 4.1 Restriction on Transfer, Proxies, and Non-Interference. Except as contemplated by this Agreement or the Merger Agreement or as required by applicable law, during the period beginning from the execution and delivery by the parties of this Agreement through the earlier of the termination of this Agreement in accordance with Section 5.1, each Company Shareholder shall not (i) directly or indirectly, offer for sale or redemption, sell, transfer, tender, pledge, encumber, assign, or otherwise dispose of (each, a “Transfer”), or enter into any Contract with respect to the Transfer of, any or all of such Company Shareholder’s Subject Shares, Subject Options or any other securities of the Company or to any Person, other than pursuant to the Merger Agreement or the Offer or in connection with the exercise of any Subject Options (it being understood and agreed that any shares of Company Common Stock issued upon the exercise of Subject Options or deemed issued upon the vesting of any Common Stock Unit or Company Restricted Shares shall be subject to the restrictions set forth in this Section 4.1); (ii) grant any proxies or powers of attorney, or any other authorization or consent with respect to any or all of such Company Shareholder’s Subject Shares; (iii) deposit any of such Shareholder’s Subject Shares or Subject Options into a voting trust or enter into a voting agreement with respect to any of such Company Shareholder’s Subject Shares or Subject Options, other than pursuant to this Agreement or (iv) take any action that would make any representation or warranty of such Company Shareholder contained in this Agreement to be untrue or incorrect in any material respect (other than as a result of the Transfer of any Subject Shares or Subject Options pursuant to the Merger Agreement or the Offer) if made by such Company Shareholder as of any date in which this Agreement is in effect or that would reasonably be expected to have the effect of preventing or disabling or delaying such Company Shareholder from performing such Company Shareholder’s obligations under this Agreement; provided, however, that the actions described in Sections 4.1(i) and (iii) shall be permitted to the extent such action is the result of a donative transfer to any immediate family member of the Company Stockholder or a charitable organization or a trust for the benefit of such Company Stockholder; immediate family member or charitable organization and such transferee agrees in writing to be bound by the terms hereof.

Section 4.2 Stop Transfer; Changes in Subject Shares. Each Company Shareholder agrees with, and covenants to, Buyer and Merger Sub that (i) this Agreement and the obligations hereunder shall attach to such Company Shareholder’s Subject Shares and Subject Options and shall be binding upon any person or entity to which legal or beneficial ownership shall pass, whether by operation of law or otherwise, including, without limitation, such Company Shareholder’s successors or assigns and (ii) such Company Shareholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any or all of the Company Shareholder’s Subject Shares or Subject Options, unless such transfer is made in compliance with this Agreement. Notwithstanding any Transfer of Subject Shares or Subject Options, the transferor shall remain liable for the performance of all of the obligations of the applicable Company Shareholder under this Agreement, except for any such Transfer pursuant to the Merger Agreement or the Offer.

Section 4.3 Appraisal Rights. Each Company Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Company Shareholder may have (including, without limitation, under Sections 14-2-1301 et. seq. of the GBCC).

Section 4.4 Additional Securities. In the event any Company Shareholder becomes the record or beneficial owner of (i) any shares of Company Common Stock or any other securities of the Company, (ii) any securities which may be converted into or exchanged for such shares or other securities of the Company or (iii) any securities issued in replacement of, or as a dividend or distribution on, or otherwise in respect of, such shares or other securities of the Company (collectively, “Additional Securities”), the terms of this Agreement shall apply to any of such Additional Securities as though owned by such Company Shareholder on the date of this Agreement.

Section 4.5 Shareholder and Optionholder Capacity. Each Company Shareholder enters into this Agreement solely in its capacity as the record or beneficial owner of its Subject Shares and Subject Options. Nothing contained in this Agreement shall limit the rights and obligations of any Company Shareholder, any of its Affiliates, Representatives or any employee of any of its Affiliates in his or her capacity as a director or officer of the Company, and the agreements set forth herein shall in no way restrict any director or officer of the Company in the exercise of his or her fiduciary duties as a director or officer of the Company.

Section 4.6 Documentation and Information. Each Company Shareholder (i) consents to and authorizes the publication and disclosure by Buyer and its affiliates of its identity and holding of such Company Shareholder’s Subject Shares and Subject Options and the nature of its commitments and obligations under this Agreement in any announcement or disclosure required by the SEC or other Governmental Authority, the Offer Documents, or any other disclosure document in connection with the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement, and (ii) agrees promptly to give to Buyer any information it may reasonably require for the preparation of any such disclosure documents. Each Company Shareholder agrees to promptly notify Buyer of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that any shall have become false or misleading in any material respect.

Section 4.7 No Solicitation. During the term of this Agreement, each Company Shareholder agrees that it shall not (whether directly or indirectly through its advisors, agents or other intermediaries), engage in any conduct as to which the Company is prohibited by Section 6.2 of the Merger Agreement; provided, however, that nothing herein shall prevent Company Stockholder from acting in his or her capacity as an employee, officer or director of the Company, or taking any action in such capacity (including at the direction of the Company Board), but only in either such case as and to the extent permitted by Section 6.2 of the Merger Agreement.

ARTICLE V

TERMINATION

Section 5.1 This Agreement and the covenants and agreements set forth in this Agreement shall terminate automatically (without any further action of the parties) upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the termination or expiration of the Offer, without any Subject Shares being accepted for payment thereunder, (iii) the effective time of the Merger contemplated by the Merger Agreement and (iv) the amendment of the terms of the Offer to reduce the price or change the form of consideration to be paid for the Company Common Stock. In the event of termination of this Agreement pursuant to this Section 5.1, this Agreement shall become void and of no effect with no liability on the part of any party; provided, however, no such termination shall relieve any party from liability for any breach hereof prior to such termination, and this Section 5.1 and Article VI shall survive any such termination.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(b) Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 6.5 or in such other manner as may be permitted by applicable Law, and nothing in this Section 6.1(b) shall affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any action or proceeding to the exclusive jurisdiction of the Business Courts of the Superior Court of Fulton County, Georgia (and if jurisdiction in such courts shall be unavailable, the United States District Court for the Northern District of Georgia) in the event any dispute or controversy arises out of this Agreement or the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Business Courts of the Superior Court of Fulton County, Georgia (and if jurisdiction in such courts shall be unavailable, the United States District Court for the Northern District of Georgia); (v) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each of Buyer, Merger Sub and the Company Shareholders agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(c) EACH OF PARENT, MERGER SUB AND THE COMPANY SHAREHOLDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR

OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY SHAREHOLDERS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

Section 6.2 Specific Performance. Each Company Shareholder acknowledges and agrees that (a) the covenants, obligations and agreements of such Company Shareholder contained in this Agreement relate to special, unique and extraordinary matters, (b) Buyer is and will be relying on such covenants, obligations and agreements in connection with entering into the Merger Agreement and the performance of Buyer’s obligations under the Merger Agreement, and (c) a violation of any of the covenants, obligations or agreements of such Company Shareholder contained in this Agreement will cause Buyer irreparable injury for which adequate remedies are not available at law. Therefore, each Company Shareholder agrees that Buyer shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain such Company Shareholder, as the case may be, from committing any violation of such covenants, obligations or agreements and to specifically enforce the terms of this Agreement. These injunctive remedies are cumulative and in addition to any other rights and remedies Buyer may have under applicable law.

Section 6.3 Assignment; No Third Party Beneficiaries. This Agreement shall not be assignable or otherwise transferable by a party without the prior consent of the other parties, and any attempt to so assign or otherwise transfer this Agreement without such consent shall be void and of no effect; provided, however, that Buyer may, in its sole discretion, assign or transfer all or any of its rights, interests and obligations under this Agreement to any direct or indirect wholly owned subsidiary of Buyer, but no such assignment shall relieve Buyer from its obligations under this Agreement. This Agreement shall be binding upon the respective heirs, successors, legal representatives and permitted assigns of the parties hereto. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

Section 6.4 Amendments, Waivers, etc. Neither this Agreement nor any term hereof may be amended other than by an instrument in writing signed by Buyer, Merger Sub and the Company Shareholders. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought, except that this Agreement may be terminated as set forth in Section 5.1.

Section 6.5 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered either personally, by facsimile transmission (with acknowledgment received), by electronic mail (with receipt confirmed) or by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to the Company Shareholders: At the address set forth beside each Company Shareholder’s name listed on Schedule I.

If to Buyer or Merger Sub, to:

NCR Corporation

3097 Satellite Boulevard

Duluth, Georgia 30096

Fax: (866) 680-1059

Attention: General Counsel/Notices, 2nd Floor

with a copy to:

Womble Carlyle Sandridge Rice, PLLC

271 17th Street NW, Suite 2400

Atlanta, Georgia 30363

Fax:(404) 870-4825

Attn: Sharon McBrayer Johnson

or such other address, facsimile number or email address as such party may hereafter specify by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 P.M. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 6.6 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

Section 6.7 Remedies. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 6.8 Severability. If any term or provision of this Agreement is held to be invalid, illegal, incapable of being enforced by any rule of law, or public policy, or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties hereto to the maximum extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

Section 6.9 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

Section 6.10 Further Assurances. From time to time at the request of Buyer, and without further consideration, each Company Shareholder shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to effect the matters contemplated by this Agreement.

Section 6.11 Section Headings. The article and section headings used in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 6.12 Public Announcements. No Company Shareholder shall issue any press release or make any other public statement with respect to the transactions contemplated by this Agreement and the Merger Agreement without the prior written consent of Buyer, except as such release or statement may be required by applicable Law or the rules and regulations of any applicable United States securities exchange or regulatory or Governmental Authority to which the relevant Company Shareholder is subject or submits.

Section 6.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NCR CORPORATION

By:	/s/ William Nuti
Name:	William Nuti
Title:	Chairman of the Board, Chief Executive Officer, President

RANGER ACQUISITION CORPORATION

By:	/s/ John G. Bruno
Name:	John G. Bruno
Title:	Chief Executive Officer and President

[Signature Page to Tender and Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Signature by Individual:	Alon Goren
Print Name of Individual

/s/ Alon Goren
Signature of Individual

Signature by Additional Individual as Co-Owner (jointly or in common):
Print Name of Individual Co-Owner

Signature of Individual Co-Owner

as (check one): ☐ tenants in common; or ☐ JTWROS

Signature by Entity:
Print Name of Partnership, Company, Trust or Other Entity

State of Formation of Entity

By:
Signature of Authorized Agent

Print Name of Authorized Agent

Title:

[Signature Page to Tender and Voting Agreement Continued]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Signature by Individual:	John H. Heyman
Print Name of Individual

/s/ John H. Heyman
Signature of Individual

Signature by Additional Individual as Co-Owner (jointly or in common):
Print Name of Individual Co-Owner

Signature of Individual Co-Owner

as (check one): ☐ tenants in common; or ☐ JTWROS

Signature by Entity:
Print Name of Partnership, Company, Trust or Other Entity

State of Formation of Entity

By:
Signature of Authorized Agent

Print Name of Authorized Agent

Title:

[Signature Page to Tender and Voting Agreement Continued]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Signature by Individual:	Andrew S. Heyman
Print Name of Individual

/s/ Andrew S. Heyman
Signature of Individual

Signature by Additional Individual as Co-Owner (jointly or in common):
Print Name of Individual Co-Owner

Signature of Individual Co-Owner

as (check one): ☐ tenants in common; or ☐ JTWROS

Signature by Entity:
Print Name of Partnership, Company, Trust or Other Entity

State of Formation of Entity

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Signature by Individual:	Mark E. Haidet
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Signature by Individual:	Carlyle Taylor
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Signature by Individual:	James S. Balloun
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Signature by Individual:	William A. Clement, Jr.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Signature by Individual:	J. Alexander M. Douglas, Jr.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Signature by Individual:	Philip J. Hickey, Jr.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Signature by Individual:	Donna A. Lee
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Signature by Individual:	Nick Shreiber
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Schedule I

Company Shareholders

Company Shareholder	Company Common Stock[1]	Subject Options

Alon Goren c/o Radiant Systems, Inc. 3925 Brookside Parkway Alpharetta, GA 30022	2,912,792 shares	148,675 options

John H. Heyman c/o Radiant Systems, Inc. 3925 Brookside Parkway Alpharetta, GA 30022	384,373 shares	296,875 options

Andrew S. Heyman c/o Radiant Systems, Inc. 3925 Brookside Parkway Alpharetta, GA 30022	321,236 shares	288,401 options

Mark E. Haidet c/o Radiant Systems, Inc. 3925 Brookside Parkway Alpharetta, GA 30022	76,476 shares	72,578 options

Carlyle Taylor c/o Radiant Systems, Inc. 3925 Brookside Parkway Alpharetta, GA 30022	88,589 shares	62,778 options

James S. Balloun c/o Radiant Systems, Inc. 3925 Brookside Parkway Alpharetta, GA 30022	94,372 shares	84,483 options

William A. Clement, Jr. 5726 Registry Oaks Lane SE Mableton, GA 30126	52,083 shares	52,083 options

J. Alexander M. Douglas, Jr. c/o Radiant Systems, Inc. 3925 Brookside Parkway Alpharetta, GA 30022	108,382 shares	89,483 options

Company Shareholder	Company Common Stock[1]	Subject Options

Philip J. Hickey, Jr. c/o Radiant Systems, Inc. 3925 Brookside Parkway Alpharetta, GA 30022	0 shares	0 options

Donna A. Lee c/o Radiant Systems, Inc. 3925 Brookside Parkway Alpharetta, GA 30022	51,083 shares	51,083 options

Nick Shreiber c/o Radiant Systems, Inc. 3925 Brookside Parkway Alpharetta, GA 30022	0 shares	0 options

[1]	Alon Goren 150,000 shares are subject to pledge in connection with ownership of property.